Exhibit 10.42

THIS NOTE HAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

REVOLVING NOTE

Up to $600,000.00	Issuance Date: March 5, 2025

FOR VALUE RECEIVED, Reliance Global Group, Inc., a Florida corporation (the “Borrower”), promises to pay to the order of YES Americana Group, LLC, a Delaware limited liability company (hereinafter, together with any holder hereof, “Lender”), on or before the Maturity Date (as defined below) (A) the lesser of: (i) six hundred thousand and No/100 United States Dollars ($600,000.00) and (ii) the aggregate principal amount of all Loans outstanding under and pursuant to that certain Revolving Credit Facility Agreement dated as of March 5, 2025, executed by and between Borrower and Lender, as amended from time to time (as amended, supplemented or modified from time to time, the “Credit Agreement”), and made available by Lender to Borrower at the maturity or maturities and in the amount or amounts stated on the records of Lender; together with (B) interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Loans and other Obligations outstanding from time to time, as provided in the Credit Agreement; and together with (C) all other Obligations due, owing and payable under the terms of the Credit Agreement and all other Loan Documents. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. The Lender and the Borrower may be referred to herein individually as a “Party” and collectively as the “Parties”.

Article I. General Terms.

Section 1.01 This Revolving Note (this “Note”) evidences the Loans incurred by Borrower under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Maturity Date or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Credit Agreement and all other Loan Documents, of even date herewith, executed by and between Borrower and Lender. All Loans and all other Obligations shall be repaid by Borrower on the Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement.

Section 1.02 Principal, interest and other Obligations shall be paid to Lender as set forth in the Credit Agreement, or at such other place as the holder of this Note shall designate in writing to Borrower. Each Loan made by Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Section 1.03 Except for such notices as may be required under the terms of the Credit Agreement, Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

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Section 1.04 This Note and the amounts payable hereunder, including principal and accrued interest are and shall be general, unsecured obligations of the Borrower.

Article II. Miscellaneous.

Section 2.01 TIME IS OF THE ESSENCE OF THIS NOTE.

Section 2.02 It is agreed that the granting to Borrower or any other party of an extension or extensions of time for the payment of any sum or sums due under this Note or under any of the Loan Documents or for the performance of any covenant or stipulation thereof or the taking of other or additional security shall not in any way release or affect the liability of Borrower under this Note or any of the Loan Documents.

Section 2.03 This Note may be amended only in a writing executed by the Borrower and the Holder.

Section 2.04 All parties to this Note, whether Borrower, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

Section 2.05 Notwithstanding anything herein to the contrary, the obligations of Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of law applicable to Lender limiting the maximum rate of interest which may be charged or collected by Lender. In the event that any charge, interest or late charge is above the maximum rate provided by law, then any excess amount over the lawful rate shall be applied by Lender to reduce the principal sum of the loan made pursuant to this Note or any other amounts due Lender hereunder.

Section 2.06 Lender shall have the right to accept and apply to the outstanding balance of this Note and all payments or partial payments received from Borrower after the due date therefor, whether this Note has been accelerated or not, without waiver of any of Lender’s rights to continue to enforce the terms of this Note and to seek any and all remedies provided for herein or in any instrument securing the same, including, but not limited to, the right to foreclose on such security.

Section 2.07 If any clause or provision herein contained operates or would prospectively operate to invalidate this Note in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Note shall remain operative and in full force and effect.

Section 2.08 Any notices hereunder shall be given in accordance with terms of the Credit Agreement.

Section 2.09 This Note has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Note. If any provision in this Note requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one Party because of the rule that an instrument must be construed more strictly against the Party which itself or through its agents prepared the same.

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Section 2.10 This Note and any and all claims, proceedings or causes of action relating to this Note or arising from this Note or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Florida, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Florida.

Section 2.11 EACH PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

Section 2.12 Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further Note or notice by, between, or to any Party, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Lender, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Lender had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Lender may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the Parties that the Borrower does not intend or expect to pay nor does the Lender intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

Section 2.13 This Note may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following pages]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Note as of the Issuance Date as set forth above.

Reliance Global Group, Inc.

By:	/s/ Joel Markovits
Name:	Joel Markovits
Title:	Chief Financial Officer

Agreed and accepted:

YES Americana Group, LLC

By:	/s/ Debra Beyman
Name:	Debra Beyman
Title:	Sole Member

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